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                                                        EXHIBIT 1
                                                        ---------


                    IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARIES WHICH ACQUIRED SECURITIES
                    --------------------------------------------------------------------------------

                    Citigroup Financial Products Inc. is chartered in Delaware and headquartered in New York, NY.

                    Each of the undersigned hereby affirms the identification of the subsidiariy which acquired the security holdings reported in this Schedule 13G.


                    Date: April 10, 2007



                                         CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                         By: /s/ Riqueza V. Feaster
                                         -------------------------------------
                                         Name:  Riqueza V. Feaster
                                         Title: Assistant Secretary



                                         CITIGROUP INC.


                                         By: /s/ Riqueza V. Feaster
                                         -------------------------------------
                                         Name:  Riqueza V. Feaster
                                         Title: Assistant Secretary


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